Exhibit 99.2

LECG CORPORATION REPORTS SECOND QUARTER 2004 RESULTS
Revenues Increased 30%, Pre-tax Income up 54%, Hiring of Prominent Experts Continues

Emeryville, CA, August 3, 2004 – LECG Corporation (NASDAQ: XPRT), a global provider of expert services, today reported financial results for the second quarter and six months ended June 30, 2004.

Second Quarter 2004 Financial Results

Revenues for the second quarter increased 30% to $53.7 million from $41.4 million for the second quarter of 2003.  Expert and professional staff revenues increased 33%.  Performance based revenue was $1.5 million in the second quarter of 2004 and $2.1 million for the same period in 2003.  EBITDA(1) was $7.9 million for the quarter, a 25% increase from $6.3 million in the second quarter of 2003.

Income before taxes was $6.9 million, 54% higher than income before taxes of $4.5 million in the second quarter of 2003. Net income per diluted share was $0.17 for the second quarter of 2004 compared to pro forma net income per diluted share(2) of $0.18 in the second quarter of 2003.  Actual net income per diluted share in the second quarter of 2003 was $0.23. Diluted shares outstanding increased 56% to 23.3 million in the second quarter of 2004 from 15.0 million for the same period in 2003.

“LECG is pleased with our financial performance and the high quality growth achieved for the second quarter of 2004,” said Dr. David Teece, chairman of LECG. “Steady demand for expert services coupled with successful recruiting has resulted in strong core and organic revenue growth. We are enhancing our top-line through successful business development activities coupled with individual hires, small acquisitions, and internal staff development in new and existing practice areas.  We remain committed to margin enhancement while we rapidly grow our business.”

Six-Month Financial Results

Revenues for the six months ended June 30, 2004 increased 21% to $96.8 million from $80.2 million for the same period in 2003.  Expert and professional staff revenues increased 25%.  Performance based revenue was $1.8 million for the first six months of 2004 and $4.1 million for the same period in 2003.  EBITDA(1) was $14.1 million for the first six months of 2004, a 25% increase from $11.2 million for the same period in 2003.

Income before taxes for the six months ended June 30, 2004 was $12.3 million, 69% higher than income before taxes of $7.3 million in the first six months of 2003. Net income per diluted share was $0.32 for the first six months of 2004 compared to pro forma net income per diluted share(2) of $0.29 in the same period in 2003.  Actual net income per diluted share for the first six months of 2003 was $0.35. Diluted shares outstanding increased 55% to 23.2 million in 2004 from 15.0 million in 2003.

Operating Metrics

LECG ended the second quarter with 764 employees and exclusive independent contractors, an increase of 2% from 752 as of March 31, 2004.  Expert headcount increased to 243 from 235 as of March 31, and professional staff headcount was unchanged at 357.  Professional staff utilization for the second quarter of 2004 was 82%, compared to 83% for the same period in 2003.

New Hires and Acquisition of Expert Services Firm

LECG hired six high-profile experts in July, three of whom will anchor an expanding e-discovery services practice.   LECG also announced that on August 2, 2004, it acquired all of the outstanding shares of Silicon Valley Expert Witness Group (SVEWG), a privately held expert services firm based in Mountain View, California.

Revised Fiscal Year Outlook

For the full year 2004 outlook, LECG believes revenues will be at the top end of its guidance of $205 to $215 million; outlook on performance based revenue is unchanged at $5.0 to $6.0 million for the year.  Based on anticipated levels of signing bonus expense and other costs associated with LECG’s accelerated growth and hiring of expert talent, LECG is lowering its net income and EPS guidance.  LECG expects net income will be in the range of $17.0 - $18.0 million, or $0.72 to $0.76 per fully diluted share.  LECG does not plan to give quarterly guidance, and there is some fluctuation in LECG’s revenue stream.

David Kaplan, president of LECG, commented, "Since the end of the first quarter, we have made significant investments in realizing LECG's long-term expert services vision.  We previously announced in June the hiring of nine prominent experts and today announced the addition of six high-profile experts as well as the acquisition of Silicon Valley Expert Witness Group.  These hires and this acquisition are consistent with our strategy to attract top talent opportunistically and build a world class expert services firm.  While dilutive to our previous 2004 earnings guidance, we strongly believe that these investments will be accretive to the long-term, strategic direction and financial results of the company."

Conference Call Webcast Information

To listen to a live audio webcast of LECG’s second quarter 2004 financial results conference call, visit the Company’s website www.lecg.com.  The conference call begins at 5:00 pm EDT today.  A replay of the call will also be available on the Company’s website until Monday, November 15, 2004.

About LECG

LECG, a global expert services firm, provides independent expert testimony, original authoritative studies, and strategic advice and consulting to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies around the world. LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice that help resolve complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. NASDAQ: XPRT

Statements in this press release concerning the future business, operating and financial condition of the Company and statements using the terms “believes,” “expects,” “will,” “could,” “plans,” “anticipates,” “estimates,” “predicts,” “intends,” “potential,” “continue,” “should,” “may,” or the negative of these terms or similar expressions are “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations as of today, August 3, 2004.  There may be events in the future that the Company is not able to accurately predict or control and they may cause actual results to differ materially from expectations.  Information contained in these forward looking statements is inherently uncertain, and actual performance is subject to a number of risks, including but not limited to, among others, dependence on key personnel, acquisitions, risks inherent in international operations, management of professional staff, dependence on growth of the Company’s service offerings, the ability of the Company to integrate successfully new experts into its practice, intense competition and potential professional liability.  Further information on these and other potential risk factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward looking statements after the date of this press release.

Contacts

Jack Burke, Chief Financial Officer, 510-985-6700

Erin Glenn, Investor Relations, 510-985-6990, investor@lecg.com

LECG CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

For the Quarters and Six Months Ended June 30, 2004 and 2003

(in thousands, except per share data)

	Quarter ended June 30,		Six months ended June 30,
	2004	2003	2004	2003

Revenues	$53,671	$41,432	$96,781	$80,232
Cost of services:
Compensation and project costs	(35,775)	(28,385)	(64,272)	(54,596)
Equity-based compensation	53	(107)	224	(169)
Total cost of services	(35,722)	(28,492)	(64,048)	(54,765)
Gross profit	17,949	12,940	32,733	25,467
Operating expenses:
General and administrative expenses	(10,008)	(6,775)	(18,601)	(14,485)
Depreciation and amortization	(1,058)	(1,285)	(1,813)	(2,516)
Operating income	6,883	4,880	12,319	8,466
Interest income	71	6	182	21
Interest expense	(55)	(569)	(122)	(1,426)
Other income (expense), net	(26)	148	(53)	243
Income before income tax	6,873	4,465	12,326	7,304
Provision for income taxes	(2,803)	—	(5,005)	—
Net income	4,070	4,465	7,321	7,304
Accrued preferred dividends and accretion of preferred shares	—	(1,045)	—	(2,059)
Net income available to common shares	$4,070	$3,420	$7,321	$5,245

Net income per share:
Basic	$0.19	$0.27	$0.34	$0.42
Diluted	$0.17	$0.23	$0.32	$0.35
Share amounts:
Basic	21,717	12,466	21,561	12,466
Diluted	23,324	14,984	23,241	14,957

LECG CORPORATION

CONSOLIDATED BALANCE SHEETS

June 30, 2004 and December 31, 2003

(in thousands, except share data)

	June 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$33,578	$67,177
Accounts receivable, net of allowance of $519 and $482	65,765	46,708
Prepaid expenses	2,702	2,708
Deferred taxes	9,059	9,802
Current portion of signing bonuses and other	8,919	3,868
Total current assets	120,023	130,263
Property and equipment, net	6,055	4,506
Goodwill	43,596	23,976
Other intangible assets	1,117	533
Signing bonuses and other assets	14,526	3,864
Total assets	$185,317	$163,142

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other accrued liabilities	$13,030	$5,733
Accrued compensatio	34,098	29,270
Deferred revenue	862	732
Distributions payable	—	3,398
Total current liabilities	47,990	39,133
Other long-term liabilities	849	22

Shareholders’ equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 22,256,232 and 21,693,156 shares outstanding at June 30, 2004 and December 31, 2003, respectively	22	22
Additional paid-in capital	117,853	113,326
Receivable from shareholder	—	(290)
Deferred equity compensation	(1,881)	(2,193)
Accumulated other comprehensive income	551	510
Retained earnings	19,933	12,612
Total shareholders’ equity	136,478	123,987
Total liabilities and shareholders’ equity	$185,317	$163,142

LECG CORPORATION

CONSOLIDATED STATEMENTS OF CASHFLOWS

For the Six Months Ended June 30, 2004 and 2003

(in thousands)

	Six months ended
	June 30, 2004	June 30, 2003
Cash flows from operating activities
Net income	$7,321	$7,304
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	107	—
Depreciation and amortization of property and equipment	1,173	1,535
Amortization of deferred lease credits and other intangibles	640	981
Amortization of signing bonuses	1,507	774
Equity-based compensation	(224)	169
Other	69	(110)
Changes in assets and liabilities:
Accounts receivable	(17,951)	(5,678)
Prepaid and other current assets	(2,266)	(1,208)
Accounts payable and other accrued liabilities	7,090	(982)
Accrued compensation	445	1,017
Deferred revenue	81	290
Signing bonuses and other assets	(10,403)	(992)
Other liabilities	827	37
Net cash provided by (used in) operating activities	(11,584)	3,137

Cash flows from investing activities
Business acquisitions	(19,141)	—
Purchase of property and equipment	(2,063)	(772)
Deposits	(34)	(39)
Net cash used in investing activities	(21,238)	(811)

Cash flows from financing activities
Proceeds from issuance of common stock	1,109	—
Exercise of options	2,019	—
Receivable from shareholder	295	14
Borrowings under revolving credit facility	—	23,500
Repayments of long term debt	—	(2,050)
Repayments under revolving credit facility	—	(18,900)
Payment of loan fees	—	(751)
Distributions to common shareholders	(4,235)	(2,973)
Other	—	(2)
Net cash used in financing activities	(812)	(1,162)
Effect of exchange rates on changes in cash	35	7
Increase (decrease) in cash and cash equivalents	(33,599)	1,171
Cash and cash equivalents, beginning of period	67,177	2,576
Cash and cash equivalents, end of period	$33,578	$3,747

Supplemental disclosure:
Cash paid for interest	$272	$1,386
Cash paid for income taxes	$102	$85

EBITDA (1)

(dollars in thousands)

	Quarter ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Net income available to common shares	$4,070	$3,420	$7,321	$5,245
Add back (subtract):
Accrued preferred dividends and accretion of preferred shares	—	1,045	—	2,059
Provision for income taxes	2,803	—	5,005	—
Interest, net	(16)	563	(60)	1,405
Depreciation and amortization	1,058	1,285	1,813	2,516
EBITDA	$7,915	$6,313	$14,079	$11,225

(1)          EBITDA is a non-GAAP financial measure defined by the Company as net income attributable to common shareholders before interest, taxes, depreciation and amortization and accrued preferred dividends and accretion.  The Company believes that EBITDA is a useful measure of financial performance of the business and facilitates comparison of financial results for periods before and after its initial public offering and conversion to a taxable C corporation.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

Pro forma earnings per share (2)

(dollars in thousands, except per share data)

	Quarter ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
	Actual	Pro Forma	Actual	Pro Forma

Net income available to common shares	$4,070	$3,420	$7,321	$5,245
Accrued dividends and accretion of preferred stock		1,045		2,059
Pro forma provision for income taxes (3)		(1,813)		(2,965)

Pro forma net income		$2,652		$4,339

Net income per share, as reported:
Basic	$0.19	$0.27	$0.34	$0.42
Diluted	$0.17	$0.23	$0.32	$0.35
Pro forma net income per share:
Basic	$0.21	$0.35
Diluted	$0.18	$0.29

Shares used in calculating net income per share:
Basic	21,717	12,466	21,561	12,466
Diluted	23,324	14,984	23,241	14,957

Shares used in calculating pro forma net income per share:
Basic	21,717	12,466	21,561	12,466
Diluted	23,324	14,984	23,241	14,957

(2)          Pro forma adjusted net income and earnings per share are non-GAAP financial measure defined by the Company as net income attributable to common shareholders plus accrued preferred dividends and accretion of preferred units, less an income tax provision calculated at the estimated 2004 effective tax rate of 40.6%.  The Company believes that pro forma adjusted net income and earnings per share are useful measures of the financial results of the business and facilitate comparison of periods before and after its initial public offering and conversion to a taxable C corporation.  The shares used in calculating the pro forma adjusted earnings per share do not include the issuance of common shares necessary to redeem the preferred units.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, net income, cash flows or other measures of financial performance prepared in accordance with GAAP.

(3)          LECG was a limited liability company (“LLC”) in the quarter and six months ended June 30, 2003.  Consequently, the provision for income taxes as calculated above is pro forma based on an effective tax rate of 40.6%.